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                                                                       EXHIBIT 1


                                   AGREEMENT


         The undersigned hereby consent to the filing of this report on
Schedule 13D on behalf of each of them.


Dated:   September 17, 1997



                                        By   /s/ Wayne William Mills
                                            --------------------------------
                                             Wayne William Mills


                                        By   /s/ Tamara Kottom-Mills
                                             -------------------------------
                                             Tamara Kottom-Mills





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